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                                                                   Exhibit 10.45

                              LINCOLN STREET TRUST
                              POST OFFICE BOX 9198
                       WALTHAM, MASSACHUSETTS 02254-9198

                                    July 30, 1999


Immulogic Pharmaceutical Corporation
610 Lincoln Street
Waltham, Massachusetts 02451

Re: Letter Agreement regarding Tenant Improvements, Insurance, and Reimbursement of Landlord's Expenses
         -------------------------------------------------------------

Gentlemen:

     Reference is hereby made to that certain Lease dated November 29, 1991 and an amendment thereto dated May 8, 1992 (as amended, the "Lease") between Lincoln Street Trust as landlord ("Landlord") and Immulogic Pharmaceutical Corporation as tenant ("Immulogic") whereby Immulogic leased the entire building known and numbered as 610 Lincoln Street, Waltham, Massachusetts. All terms not defined herein have the meaning ascribed to them in the Lease.

     In connection with the assignment of Immulogic's interest in the Lease to Scriptgen Pharmaceuticals, Inc. ("Scriptgen") by virtue of the Second Amendment to Lease, of even date herewith, among Landlord, Immulogic and Scriptgen, Landlord and Immulogic agree as follows:

     1. Commencing August 1, 1999, Landlord shall pay Immulogic a sum equal to $54,399.00 monthly during the remaining term of the Lease but only if, as and when Landlord has received from Scriptgen (or any successor tenant to Scriptgen under the Lease) the monthly installment of Annual Fixed Rent, together with all other charges and payments then due and payable under the Lease. Landlord shall pay such sum to Immulogic within fifteen (15) days of Landlord's receipt thereof.

     2. Immulogic shall obtain, at its sole cost and expense, an insurance policy insuring Landlord, its beneficiary, and their trustees, employees, agents and

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Immulogic Pharmaceutical Corporation
July __, 1999
Page 2

          contractors against any and all loss, cost, damage, expense, claims, or liability arising out of any release of hazardous substances as defined in Section 5.2 of the Lease caused by Immulogic, its agents, employees, invitees, licensees or contractors. The insurance shall be for a term of five (5) years in an amount not less than Five Million Dollars from an insurance company and in form and substance reasonably satisfactory to Landlord. Until such time as Immulogic has procured such policy and Landlord has approved same, the sums due and payable pursuant to paragraph 1 above shall be retained and held in escrow by the Landlord (the "Retained Funds"). If such insurance policy is not delivered within ninety (90) days of the date hereof, Immulogic forfeits all right, title and interest to the Retained Funds and all other amounts due under paragraph 1 above and Landlord shall terminate the escrow and shall keep the Retained Funds and all other amounts due under paragraph 1 above.

     3. Immulogic has paid to Landlord as of the date hereof the sum of $4,000.00 as reimbursement to Landlord for legal expenses and disbursements incurred by Landlord in connection with this transaction.

This lease agreement shall be binding upon and for the benefit of the parties' successors and assigns.

                                             LINCOLN STREET TRUST, Landlord

                                             By: /s/ Michael D. Bank
                                                ------------------------------
                                                   Name: Michael D. Bank
                                                        ----------------------
                                                   Title: Managing Trustee
                                                         ---------------------


Agreed and acknowledged:

IMMULOGIC PHARMACEUTICAL
CORPORATION

By: /s/ J. Richard Crowley
   ------------------------------
      Name: J. Richard Crowley
           ----------------------
      Title: President
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